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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-15135) and related Prospectus of Netscape Communications Corporation and to the incorporation by reference therein of our reports (a) dated January 26, 1996 except for Note 12, as to which the date is March 4, 1996, with respect to the consolidated financial statements of Netscape Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, and (b) dated January 26, 1996, except for Note 2, as to which the date is May 28, 1996, with respect to the supplemental consolidated financial statements and related supplemental financial statement schedule of Netscape Communications Corporation included in its Annual Report (Form 10-K/A Amendment No. 2) for the year ended December 31, 1995, both filed with the Securities and Exchange Commission and all of which are incorporated by reference in this Registration Statement on Form S-3 of Netscape Communications Corporation.

                                          /s/  ERNST & YOUNG LLP

Palo Alto, California
November 8, 1996